UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 2, 2012, Medivation, Inc. announced that, based on the previously disclosed results of its AFFIRM clinical trial of MDV3100 in post-chemotherapy prostate cancer patients, it and its partner Astellas Pharma, Inc. plan to submit in 2012 a new drug application to the U.S. Food and Drug Administration and a marketing authorization application to the European Medicines Agency seeking approval of MDV3100 for post-chemotherapy prostate cancer.

Forward-Looking Statements

The statement above about the anticipated timing of planned regulatory submissions is a forward-looking statement and is made based on Medivation’s current expectations and inherently involves significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statement as a result of these risks and uncertainties, which include, without limitation, risks related to the progress, timing and results of Medivation’s clinical trials, including the risk that adverse clinical trial results could alone or together with other factors result in the delay or discontinuation of some or all of Medivation’s product development activities, the risk that positive results seen in Medivation’s clinical trials may not be predictive of the results of its ongoing or planned clinical trials and the risk that life-prolonging treatments could prevent ongoing or planned MDV3100 trials from succeeding or could reduce any potential survival benefit that may be shown in these trials even if they do succeed, Medivation’s dependence on the efforts of and funding by Astellas for the development of MDV3100, the adequacy of Medivation’s financial resources, unanticipated expenditures or liabilities, and intellectual property matters. There can be no assurance that Medivation and Astellas will be able to make such regulatory submissions on the anticipated schedule, or at all. Additional risks and uncertainties relating to Medivation and its business can be found under the caption “Risk Factors” and elsewhere in Medivation’s SEC filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which are available at the SEC’s web site http://www.sec.gov. Medivation undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: February 3, 2012	By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial Officer